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EXHIBIT NO. 99.1                                           DATED AUGUST 11, 1999


                    PRESS RELEASE OF ALCAN ALUMINIUM LIMITED



THREE-WAY AGREEMENT REACHED

              ALCAN, PECHINEY AND ALGROUP ANNOUNCE PROPOSED MERGER
                   TO FORM WORLD'S LARGEST ALUMINIUM COMPANY
           AND GLOBAL LEADER IN BOTH FLEXIBLE AND SPECIALTY PACKAGING


- Merger of three companies with combined 1998 sales and operating revenues of $21.6 billion.

- The combined equity capitalization of the merging companies was approximately $19 billion as of market close yesterday.

- World's largest aluminium company with combined 1998 aluminium and trading revenues of $17.4 billion.

- Most sustainable low-cost position in primary aluminium with complementary aluminium fabrication systems in all major global end uses, serving customers in industries such as aerospace, transport, automotive and beverage can.

- The global leader in both flexible and specialty packaging with combined 1998 packaging revenues of $4.2 billion.

- $600 million in estimated annual cost synergies to be substantially achieved within two years, above and beyond profit improvement initiatives already underway at each of the companies.

- This three-way merger will be accomplished through two independent exchange offers which the parties have agreed will be initiated by Alcan. The exchange ratios to be offered have been set at 1.7816 Alcan shares for each Pechiney A share and 20.6291 Alcan shares for each algroup share. In addition, Pechiney intends to pay a special dividend to its shareholders at the time of, and conditional upon, completion of the Alcan offer for the Pechiney shares. This special dividend, together with Pechiney's annual dividend including the payment by the company of the "precompte" tax, will represent to its shareholders a gross amount of approximately $550 million aggregate or $6.77 per share.

- On completion of the three-way merger with the two offers being fully accepted, the new combined company will be held 44% by Alcan shareholders, 29% by Pechiney shareholders and 27% by algroup shareholders.

- algroup will demerge its specialty chemicals and energy businesses to shareholders prior to the merger being effected, and the demerged company will be debt free with $280 million in cash. Of this $280 million, approximately $170 million represents a special payment incident to the three-way merger, conditional upon completion of the three way merger.

- The new group will be led by Mr. Jacques Bougie as Chief Executive Officer and Mr. Jean-Pierre Rodier as President and Chief Operating Officer.


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-    A Canadian corporation with legal headquarters in Montreal and regional headquarters in Europe. Office of the CEO will be in New York City.

-    Targeted time frame of approximately six months for completion.

     MONTREAL, CANADA; PARIS, FRANCE; AND ZURICH, SWITZERLAND -- Alcan (NYSE,
TSE: AL), Pechiney (NYSE, PARIS: PY) and algroup (SWX: ALUN), today jointly announced that they have reached agreement on the principal terms of a proposed merger of the three companies. This three-way merger will create the world's largest aluminium company and the global leader in both flexible and specialty packaging.

     The combined company, which will temporarily be referred to as Alcan-Pechiney-algroup (A.P.A.), will be a Canadian corporation. Its legal headquarters will be in Montreal with regional headquarters in Europe. The office of the CEO will be in New York City. A.P.A. employs approximately
91,000 people in 59 countries around the world to serve increasingly global as well as regional customers. On a combined basis, excluding American National Can (NYSE: CAN), recently divested by Pechiney, and algroup's chemicals business, to be demerged, A.P.A had total combined 1998 sales and operating revenues of approximately $21.6 billion, pre- interest and tax profits of $1.5 billion and total capital employed of $14.0 billion. A.P.A. will be listed on the New York, Toronto, Paris, Zurich and London Stock Exchanges. Alcan is a member of the Standard & Poor's 500 index.

     The three-way merger will be accomplished through two independent exchange offers, which the parties have agreed will be initiated by Alcan subject to approval of the new share issuance by Alcan's shareholders. Pechiney shareholders will be entitled to receive 1.7816 Alcan ordinary shares for each Pechiney A share, 1.9598 for each preferred share and 0.8908 for each American Depository Receipt. Algroup shareholders will be entitled to receive 20.6291 Alcan ordinary shares for each algroup registered share. Subject to the approval of the shareholders meeting, Pechiney will pay a special dividend to its shareholders at the time of, and conditional upon, completion of the offer for the Pechiney shares. This special dividend, together with Pechiney's usual annual dividend including the payment by the company of the "precompte" tax, will represent a gross amount of approximately US$550 million aggregate or US$6.77 per share.

     On completion of the three-way merger and assuming full acceptance of the exchange offers, Alcan shareholders will hold approximately 44%, Pechiney shareholders will hold approximately 29%, and algroup shareholders will hold approximately 27%, on a fully diluted


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basis, of the share capital of A.P.A. The parties intend that the exchange offers for the shares of Pechiney and algroup be launched and completed within approximately six months, subject to regulatory requirements, approval of the new share issuance by Alcan's shareholders and other customary conditions.

     Separately, algroup today announced that it is demerging 100% of its chemicals and energy businesses to existing shareholders in a tax-free transaction, and the de-merged company will be debt free with approximately $280 million in cash. Of this $280 million, approximately $170 million represents a special payment incident to the three-way merger, conditional upon completion of the three-way merger. This demerger will be effected in advance of the completion of the exchange offer for the shares of algroup. The chemicals business represented approximately 21% of algroup's 1998 revenues. As previously announced, Pechiney recently sold 54.5% of its beverage can business (American National Can) through an initial public offering. The remaining 45.5 % stake is expected to be divested by A.P.A. in due course.

     Jacques Bougie, President and CEO of Alcan, said: "This industry redefining combination will create great value for the shareholders of all three companies. It will establish the new world leader in aluminium, with complementary operations and technologies, a sustainable superior low-cost position in primary aluminium, superior aluminium fabricating positions globally, and superior positioning for future low-cost growth and expansion. It will also create the world's leading flexible and specialty packaging business. The consolidation of the three companies will permit us to realize more than $600 million in potential annual synergies, over and above existing profit improvement programmes already underway at all three companies."

     Added Jean-Pierre Rodier, Chairman and CEO of Pechiney: "This is a bold and logical step in two consolidating industries. It creates an exciting new vehicle for our shareholders and allows Pechiney to develop its primary aluminium business beyond its existing base and to optimize its overall fabricating position. The new company will also benefit by having balanced revenues from Europe and North America. Additionally, combining Pechiney and algroup's highly complementary packaging businesses creates the global leader in flexible and specialty packaging with a strong financial base and leading positions in attractive growth business areas including pharmaceuticals, food and cosmetics."

     Said Sergio Marchionne, CEO of algroup: "This is an exceptional opportunity for our shareholders who will have the opportunity to participate in the upside of a new global


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powerhouse in both aluminium and packaging. In addition to realizing significant synergies, the merger will optimize A.P.A's use of capital and is expected to achieve significantly improved returns on invested capital."

A BOLD STEP THAT REDEFINES TWO GLOBAL INDUSTRIES

     With complementary operations and leading technologies in primary metals and aluminium fabrication, A.P.A. will be the world's largest aluminium company, with combined pro forma 1998 aluminium and trading segment revenues of $17.4 billion. The company will have a unique strategic position in the global marketplace.

PRIMARY ALUMINIUM

A.P.A. will be the world's largest low-cost primary producer:

-    11 bauxite mines and 10 alumina refineries

-    27 smelters on 6 continents

- Control of 3.3 million tonnes of global smelting capacity (including under construction)

- 2 million tonnes of smelting capacity in lowest third of cost curve (including under construction)

FABRICATED ALUMINIUM

A.P.A. will also be the world's largest aluminium rolling company:

-    45 Sheet/Light gauge facilities on 4 continents; 2,733 kt shipments in 1998

- 24 other fabrication facilities: 435 kt other fabricated product shipments in 1998

- Leading supplier to key industries such as aerospace, automotive, other transport, and beverage can

- World class facilities in each of the world's major market regions (North America, Europe, Asia and South America)

The merger will enable A.P.A. to pool technological expertise, customer knowledge and know-how in rolled products, thereby better serving customers. In the automotive industry, where the use of aluminium is fastest growing, the combined company will be a world leader in serving customers in both North America and Europe. In aerospace, A.P.A. will also be a leading player with strong customer relationships worldwide. In can sheet, which is the largest application for aluminium sheet, A.P.A. will be a significant industry leader.

ALUMINIUM TECHNOLOGY

A.P.A. will set the global standard in R&D and new product development, with leadership positions in several key areas including:

-    Alumina refining


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-    Smelting cell technology

-    Aluminium rolling

-    Automotive applications

-    Continuous strip caster technologies

FLEXIBLE AND SPECIALTY PACKAGING

The merger also creates a significant world leader in both flexible and specialty packaging with combined 1998 sales of $4.2 billion. By bringing together two best-in-class packaging companies, A.P.A. will have leading positions in each of its chosen business areas. Key operating metrics of the combined packaging business are as follows:

-    #1 supplier to PHARMACEUTICAL customers

-    #1 supplier to PERSONAL CARE customers

-    #1 supplier to FOOD FLEXIBLES customers

-    #1 supplier to COSMETICS customers

-    #2 supplier to TOBACCO PACKAGING customers

- Geographically balanced with approximately half of combined revenues coming from each of Europe and North America

-    159 facilities globally

The combined packaging business will provide A.P.A. with significant earnings power and a platform from which the combined company can aggressively pursue opportunities.

COMPELLING FOR CUSTOMERS

     Customers of the aluminium and specialty packaging industries are themselves consolidating while also becoming increasingly global in terms of the scope of their operations. These larger, more global customers, as well as regional customers, are seeking full service suppliers with the scale to meet their needs. Aluminium customers will benefit from working with a company that has a sustainable low-cost position, superior R&D and technological capabilities, and the capacity and reach to address aluminium fabrication needs in any region. Packaging customers will benefit from A.P.A.'s position as the leading supplier in virtually all of its chosen areas of business. As the most global aluminium and specialty packaging company, A.P.A. will be positioned to work with customers anywhere in the world to address their needs with existing products and the development of new technologies and applications.

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COMPELLING FOR SHAREHOLDERS

     The managements of all three companies are committed to this three-way merger and to quickly capturing the additional potential value it creates for their shareholders. It is expected that the combination will realise over $600 million in annual cost savings that will be substantially achieved within 24 months of closing. The main sources of the synergies are from a reduction of selling, general and administrative expenses (SG&A), purchasing and optimizing R&D efforts as well as plant operations. Roughly 80 % will be generated from the aluminium operations with the remainder derived from packaging.

- SG&A and Purchasing -- Savings potential in combining various corporate and head office functions, trading, sales, distribution and staff support. Substantial purchasing synergies.

- Operations and R&D -- Savings through optimization of production and reloading of facilities, extension of production runs and improvement of customer lead-time. Combining research facilities, technical services and IT functions.

     The preliminary estimates of the synergies include the possible reduction of approximately 5% of the combined global workforce. The one-time cash cost of achieving these synergies will be approximately $600 million.

     The published accounts of A.P.A. will be prepared in US Dollars in accordance with Canadian Generally Accepted Accounting Principles (GAAP) and with US GAAP reconciliation. A.P.A. expects to account for the merger, assuming completion, using the pooling of interests method under Canadian GAAP. A.P.A. will use EVA(TM) as a key measure of performance and value creation for shareholders.

     Combined Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) for A.P.A. for 1998 at an average aluminium metal price of $1,380 per tonne on the London Metals Exchange (LME), and excluding businesses that have since been disposed, on a pro-forma basis, totaled $2.5 billion.

     With expected annual synergies of $600 million pre-tax, in addition to the earnings improvement programmes in place at each of the companies, the objective of A.P.A. is to achieve EBITDA by the year 2002 of $4.2 billion at a metal price of $1380 per tonne. This represents a pre-tax improvement of approximately
$3.40 per share on the proposed share capital of A.P.A. For every $100 per tonne change in the metal price, A.P.A. would have a $330 million pre-tax impact on profits.

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CLEAR MANAGEMENT LEADERSHIP AND TALENTED POOL OF EMPLOYEES

     A.P.A. will be able to draw on a pool of global talent with approximately 91,000 employees in 59 countries. A.P.A. will be led by the Chief Executive Officer, Jacques Bougie, and the President and Chief Operating Officer, Jean-Pierre Rodier.

     Upon completion of the three way merger, the Board will be composed of the following twelve members drawn equally from the three companies:

ALCAN NOMINEES              PECHINEY NOMINEES              ALGROUP NOMINEES
--------------              -----------------              ----------------

Mr. Jacques Bougie          Mr. Etienne Davignon           Mr. Martin Ebner
Mr. Travis Engen            Mr. Jean-Francois Dehecq       Mr. Rupert Gasser
Dr. John R. Evans           Mr. Yves Mansion               Mr. Willi Kerth
Mr. Guy Saint-Pierre        Mr. Jean-Pierre Rodier         Mr. Sergio Marchionne


Dr. Evans will be acting as non-Executive Chairman of A.P.A. In addition, the three board committees will be chaired as follows: Governance (Dr. Evans); Audit (Mr. Mansion) and Human Resources and Compensation (Mr. Marchionne).

It is intended that Mr. Bougie will retire as CEO after about two years, when the successful integration of the three companies is expected to have been completed. It is intended that Mr. Rodier will then take over as CEO.

This combination of complementary businesses, management experience, skilled employees and strong professional cultures will enable the employees of all three companies to be part of a more dynamic global enterprise and to benefit from significant opportunities for growth and development.


TRANSACTION PROCESS

     Today's announcement has been made on the basis of a Memorandum of Understanding ("MoU") that has been entered into by three companies, having been approved by their boards. Alcan and algroup have also entered into a definitive two-way combination agreement, and it


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is expected that, following consultations to take place shortly with the relevant Pechiney's Workers Councils of France, the parties will enter into a definitive three-way combination agreement. The initial two-way combination agreement provides for aggregate break-up fees of $100 million with the three-way agreement expected to provide for total break-up fees of $150 million.

     The two offers by Alcan will be subject to the approval by its shareholders of the new shares to be issued. The launching and completion of the offers will be subject to various conditions including regulatory clearances, and each of the two offers will provide for a minimum acceptance threshold of 67%. However, neither of the two exchange offers will be conditional upon the completion of the other. Consequently, a possible outcome is that only one of the two offers would be completed.

     Algroup intends to effect a tax-free demerger of 100% of its chemicals business to existing shareholders. The demerger is required to be completed prior to the completion of the exchange offer for algroup.

     The parties have a target time frame of approximately six months for the completion of all aspects of the merger.

     Alcan was advised by Morgan Stanley Dean Witter, Pechiney was advised by Credit Suisse First Boston and Rothschild & Cie. and algroup was advised by Goldman Sachs International.

The statements contained in this press release, particularly those regarding synergies, performance, costs, divestments, and growth are or may be forward looking statements and reflect each management's current analysis and expectations, based on reasonable assumptions. Actual results may differ materially from the statements made depending on a variety of factors, including business climate, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, obtaining final regulatory approvals in a timely manner and in expected form, whether or not either or both of the two exchange offers are completed and the successful integration of the operations of each of the three companies.


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Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements are contained in the relevant securities regulatory filings and financial statements of each of the respective companies.
This press release does not constitute an offering of securities, which may be made by prospectus only.


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